EXHIBIT 23.01


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46702) pertaining to the 1990 Stock Option Plan of Law Companies Group, Inc., the Registration Statement (Form S-8 No. 33-48096) pertaining to the Employee Stock Purchase Plan of Law Companies Group, Inc., and the Registration Statement (Form S-8 No. 33-99114) pertaining to the 401(k) Savings Plan of Law Companies Group, Inc. of our report dated March 26, 1998, with respect to the consolidated financial statements and schedule of Law Companies Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                        /s/ Ernst & Young LLP
                                        ---------------------
                                          Ernst & Young LLP
Atlanta, Georgia
March 30, 1998